MEMORANDUM OF UNDERSTANDING

WHEREAS, there is a pending action in the United States District Court for the Eastern District of Michigan (the “District Court”) entitled In re CMS Energy Corporation Securities Litigation, Civil No. 02-CV-72004-DT (the “Action”), brought on behalf of all persons who purchased CMS Energy Corporation (“CMS”) securities during the period from October 25, 2000 through and including March 31, 2003 (the “Class Period”), excluding currently and previously named Defendants, the officers and directors of CMS during all or any portion of the Class Period, members of their immediate families and their legal representatives, heirs, successors or assigns and any entity in which current and previously-named Defendants have or had a controlling interest (the “Class”);

WHEREAS, by Order of the Court dated September 10, 2002, the following actions pending at that time against CMS and certain individuals in the District Court were consolidated into the Action: Adrienne Green v. CMS Energy Corporation et al., 02-CV-72004 (GCS); Gershon Chanowitz v. CMS Energy Corporation et al., 02-CV-72045 (GCS); Bruce F. Hansby v. CMS Energy Corporation et al., 02-CV-72061 (ADT); Craig Drimel v. CMS Energy Corporation et al., 02-CV-72101 (GCS); Peter L. Knepell, Trustee for the Peter L. Knepell Pension Fund v. CMS Energy Corporation et al., 02-CV-72108 (GCS); Frank Emmerich v. CMS Energy Corporation et al., 02-CV-72251 (GCS); George T. Carofino v. CMS Energy Corporation et al., 02-CV-72326 (GCS); Psychiatric Association of Ridgewood P.A. Defined Benefit Trust, U/A/D 1/1/94 v. CMS Energy Corporation et al., 02-CV-72338 (GCS); Charles Harris IRA Account v. CMS Energy Corporation et al., 02-CV-72584 (GCS); H. Mark Solomon v. CMS Energy Corporation et al., 02-CV-72610 (GCS); Marvin Billik v. CMS Energy Corporation et al., 02-CV-72685 (GCS); Jeffrey P. Jannett v. CMS Energy Corporation et al., 02-CV-72686 (GCS); Milton George v. CMS Energy Corporation et al., 02-CV-72687 (GCS); John Inelli v. CMS Energy Corporation et al., 02-CV-72818 (GCS); Charles Brown v. CMS Energy Corporation et al., 02-CV-72830 (GEW); Richard Garry Richardson v. CMS Energy Corporation et al.,02-CV-72863 (BAF); Melvin Billik v. CMS Energy Corporation et al., 02-CV-10155 (DML); and Raymond J. Potter v. CMS Energy Corporation et al., 02-CV-60136 (MOB);

WHEREAS, by Order dated November 14, 2002, the District Court appointed Andover Brokerage, LLC and Herbert Steiger as lead plaintiffs (the “Lead Plaintiffs”) and the law firms of Entwistle & Cappucci LLP and Milberg Weiss Bershad Hynes & Lerach LLP1 as plaintiffs’ co-lead counsel (“Lead Counsel”), and the law firms of Mantese, Miller, and Shea, PLLC2, and Elwood S. Simon & Associates as plaintiffs’ liaison counsel;

WHEREAS, on May 1, 2003, Lead Plaintiffs filed a Consolidated Class Action Complaint naming as defendants CMS, Consumers Energy Company, William T. McCormick, Jr., David W. Joos, Alan M. Wright, Tamela Pallas, Kenneth L. Way, Earl D. Holton, Kathleen R. Flaherty, Kenneth Whipple, Dennis DaPra, John M. Deutch, James J. Duderstadt, W. U. Parfet, Percy A. Pierre, John B. Yasinsky, Victor J. Fryling, and Preston D. Hopper;3

WHEREAS, on or about July 2, 2003, Defendants filed and served motions to dismiss the Consolidated Amended Complaint;

WHERAS, on or about August 6, 2003, Lead Plaintiffs opposed Defendants’ motions to dismiss the Consolidated Amended Complaint;

WHEREAS, on or about February 12, 2004, Lead Plaintiffs filed and served a motion to amend the Consolidated Amended Complaint;

WHEREAS, on or about March 31, 2004, the District Court issued an Opinion and Order that, inter alia, granted in part, and denied in part Defendants’ motions to dismiss (including Defendants’ motion to dismiss Counts III and IV brought on behalf of purchasers of CMS Premium Equity Participating Security Units), and granted Lead Plaintiffs’ motion to amend the Consolidated Amended Complaint;

WHEREAS, on or about May 26, 2004, Lead Plaintiffs filed and served a Second Amended Consolidated Class Action Complaint;

WHEREAS, on or about June 21, 2004, Defendants filed and served motions to dismiss Lead Plaintiffs’ Second Amended Consolidated Class Action Complaint;

WHEREAS, on or about July 19, 2004, Lead Plaintiffs opposed Defendants’ motions to dismiss the Second Amended Consolidated Class Action Complaint;

WHEREAS, on or about January 7, 2005, the District Court issued an Opinion and Order that, inter alia, granted in part, and denied in part, Defendants’ motions to dismiss, and dismissed claims asserted against defendants Consumers Energy Company, Tamela Pallas, Dennis DaPra, and Victor J. Fryling;

WHEREAS, on or about March 16, 2005, Lead Plaintiffs filed and served a Conformed Third Amended Consolidated Class Action Complaint (“Third Complaint”);

WHEREAS, on or about September 20, 2005, Defendants filed and served a motion for judgment on the pleadings;

WHEREAS, on or about October 25, 2005, Lead Plaintiffs filed and served papers in opposition to Defendants’ motion for judgment on the pleadings and a cross-motion for partial summary judgment with respect to damages;

WHEREAS, on December 7, 2005, the District Court issued an Opinion and Order denying Defendants’ motion for judgment on the pleadings and Lead Plaintiffs’ cross-motion for partial summary judgment;

WHEREAS, on June 20, 2005, Lead Plaintiffs filed an amended motion for class certification;

WHEREAS, on or about January 18, 2006, CMS opposed Lead Plaintiffs’ amended motion for class certification;

WHEREAS, on or about March 24, 2006, the District Court issued an Opinion and Order Granting In Part, and Denying In Part, Plaintiffs’ Amended Motion For Class Certification, appointing as Class Representatives, Andover Brokerage, LLC, Herbert Steiger, Louisiana School Employees’ Retirement System, and Morris L. Cook; designating Entwistle & Cappucci LLP and Milberg Weiss Bershad & Schulman LLP as co-lead counsel for the Class; and certifying a Class defined as follows: All persons who purchased CMS common stock during the period of October 25, 2000 through and including May 17, 2002 and who were damaged thereby, excluding current and previously named Defendants, the officers and directors of CMS at all relevant times, members of their immediate families and their legal representatives, heirs, successors or assigns and any entity in which current and previously named Defendants have or had a controlling interest;

WHEREAS, on June 12, 2006, the United States Court of Appeals for the Sixth Circuit denied CMS’s petition for interlocutory appeal of the District Court’s March 24, 2006 class certification order and Lead Plaintiffs’ cross-petition for interlocutory appeal;

WHEREAS, on June 21, 2006 the District Court issued an Opinion and Order denying Lead Plaintiffs’ motion for reconsideration of the Court’s March 24, 2006 class certification order, declining to include within the definition of the Class, purchasers of CMS 8.75% Adjustable Convertible Trust Securities (“8.75% ACTS”);

WHEREAS, the District Court has scheduled a trial of the Action to commence on March 27, 2007 at 9:00 A.M.;

WHEREAS, counsel for the parties have engaged in extensive, arm’s-length discussions and multiple mediation sessions with regard to the possible settlement of the Action;

WHEREAS, it is anticipated that the action filed in the District Court entitled Anthony Breslin, et al. v. CMS Energy Corporation et al., Civil No. 06-CV-13168, brought on behalf of all persons or entities who purchased 8.75% ACTS between October 25, 2000 and May 17, 2002 (“ACTS Action”), will be transferred to United States District Judge George C. Steeh (the “Court”) as a case related to the Action (the Action and the claims asserted on behalf of the putative class in the ACTS Action are sometimes hereafter collectively referred to as the “Litigation”);

WHEREAS, Lead Plaintiffs on behalf of the Settlement Class (defined in Paragraph 2 below) have agreed in principle to the settlement of the Litigation because they believe that settlement will provide substantial benefits to the Settlement Class, when weighed against the continued risk of litigation, and because they have determined that it is in the best interests of the Settlement Class to settle the Litigation on the terms set forth herein;

WHEREAS, Defendants have agreed in principle to the settlement of the Litigation because they believe it will halt the substantial expense, inconvenience and distraction of continued litigation and finally put to rest any and all claims of the Settlement Class (described in Paragraph 2 below) arising out of or relating to the allegations in the Litigation;

NOW THEREFORE, the parties having reached an agreement in principle for the settlement of the Litigation (the “Settlement”) on the terms and subject to the conditions set forth below and subject to Court approval pursuant to Rule 23 of the Federal Rules of Civil Procedure enter this Memorandum of Understanding (“Memorandum”). This Memorandum is intended to be a binding agreement among the parties. This Memorandum outlines the general terms of the proposed settlement and is intended to be supplemented by a Stipulation and Agreement of Settlement (the “Stipulation”) and accompanying papers that shall include customary settlement agreement provisions and shall embody the terms set forth herein and such other and consistent terms as are agreed upon by counsel for the Parties.

1. The Litigation will be settled for the total sum of (i) Two Hundred Million Dollars ($200,000,000), and (ii) an amount equal to the interest on the amount of One Hundred Ninety-Eight Million Five Hundred Thousand Dollars ($198,500,000) for the period beginning on the date of the entry by the District Court of an order preliminarily approving the Stipulation, and ending on the date that such total sum is deposited in the Settlement Fund Cash Account (described below), calculated at the interest rate earned by 90-day U.S. Treasury bills over the same period. (The total sum described in the prior sentence of this paragraph is hereafter referred to as the “Settlement Amount”). Lead Plaintiffs acknowledge that (a) One Hundred Twenty-Three Million Five Hundred Thousand Dollars ($123,500,000) of the Two Hundred Million Dollar amount described in clause (i) of the first sentence of this paragraph, and the full amount described in clause (ii) of the first sentence of this paragraph, shall be paid by CMS, and (b) Seventy-Six Million Five Hundred Thousand Dollars ($76,500,000) of the Settlement Amount shall be paid by Defendants’ insurers. The Settlement Amount shall be deposited in one or more interest-bearing accounts (the “Settlement Fund Cash Account”) upon entry of the Order and Final Judgment reflecting the terms of this Memorandum and the Stipulation by the District Court, except as otherwise provided for below with respect to the amount of One Million Five Hundred Thousand Dollars ($1,500,000). The Settlement Fund Cash Account, which will be held at one or more financial institutions to be designated by the Lead Counsel prior to preliminary approval, will require the signatures of (i) Vincent R. Cappucci or Andrew J. Entwistle of Entwistle & Cappucci LLP; (ii) Robert A. Wallner or Sanford P. Dumain of Milberg Weiss Bershad & Schulman LLP, as well as a signature from (iii) Eric Landau, Shawn Harpen, or Steven Aaronoff of McDermott Will & Emery LLP (“MWE”), to release deposited funds, and any such requests for release of deposited funds will be accompanied by appropriate documentation supporting the expenditures. Plaintiffs’ Lead Counsel and MWE agree to hold the funds in the Settlement Fund Cash Account in escrow for the purposes set forth herein. All interest earned by the escrow account will accrue to the benefit of the Settlement Class. Upon the Effective Date of the Settlement (as defined in Paragraph 5 below), MWE will resign as a co-signatory of the Settlement Fund Cash Account and Plaintiffs’ Lead Counsel will thereafter be co-signatories on the Settlement Fund Cash Account. The parties hereto agree that the Settlement Fund Cash Account is intended to be a Qualified Settlement Fund within the meaning of Treasury Regulation § 1.468B-1 and all taxes with respect to the earnings on the deposited funds will be payable from the Settlement Fund Cash Account. Plaintiffs’ Lead Counsel will have sole responsibility for administering the Settlement Fund Cash Account. CMS agrees to pay One Million Five Hundred Thousand Dollars ($1,500,000) of the Settlement Amount into the Settlement Fund Cash Account within five (5) days of preliminary approval of the Settlement by the District Court as an advance to pay costs incurred in connection with the notice and the administration of the Settlement prior to final approval by the Court. Without further approval from Defendants or the Court, Plaintiffs’ Lead Counsel may draw down up to the $1,500,000 amount from the Settlement Fund Cash Account to pay such costs. With respect to any such costs, counsel for Defendants will execute whatever documentation is reasonably necessary to effect reimbursement from the Settlement Fund Cash Account when and as such costs are incurred. The Settlement Fund Cash Account funds, less any amounts incurred for notice, administration, and/or taxes, will revert to CMS if the Settlement does not become effective.

2. The Settlement Class shall be as follows:

All persons who purchased common stock and/or 8.75% Adjustable Convertible Trust Securities of CMS Energy Corporation during the period from October 25, 2000 through and including March 31, 2003, excluding currently and previously named Defendants, officers and directors of CMS and its subsidiaries during all or any portion of such period, members of their immediate families and their legal representatives, heirs, predecessors, successors and assigns, and any entity in which any of the foregoing has a controlling interest.

3. CMS shall cooperate in all reasonable ways with the claims administrator retained by Lead Plaintiffs to administer and distribute the Settlement Amount, including providing a shareholder list and a list of holders of the 8.75% ACTS for the Class Period, but shall not be responsible for the administration of the Settlement. The shareholder list, list of holders of the 8.75% ACTS and any other documentation provided by CMS shall only be used for purposes of this Settlement.

4. If for any reason the Effective Date does not (and cannot) occur, the funds on deposit in the Settlement Fund Cash Account, less any taxes payable with respect to the taxable income of the account, and less any administration expense payable shall be returned to CMS.

5. The Effective Date will be the date by which all of the following have occurred: (a) the Settlement has been approved by the District Court; (b) an Order and Final Judgment reflecting the terms of this Memorandum and the Stipulation has been entered by the District Court and not vacated or modified in any way affecting any party’s rights or obligations hereunder, upon appeal or otherwise; and (c) either (i) the time to appeal or otherwise seek review of the Order and Final Judgment has expired without any appeal having been taken or review sought, or (ii) if an appeal is taken or review sought, the expiration of five (5) days after an appeal or review will have been finally determined by the highest court before which appeal or review is sought that upholds the terms of the Stipulation and/or an Order and Final Judgment and is not subject to further judicial review.

6. Lead Plaintiffs will move to dismiss the Litigation with prejudice (consistent with Paragraph 16 below) upon final approval of the Settlement and will deliver a release on their own behalf and on behalf of the Settlement Class and the Settlement Class members’ predecessors, successors, heirs, executors, administrators, and assigns (collectively “Releasors”) releasing the Defendants, their past or present subsidiaries, parents, affiliates, partnerships, successors and predecessors, officers, directors, shareholders, agents, employees, attorneys, auditors, advisors, investment banks and advisors, underwriters and insurers, and the legal representatives, heirs, executor, trustees, successors in interest or assigns of the Defendants (the “Released Parties”) from any and all claims, debts, demands, rights, actions or causes of action or liabilities whatsoever (including, but not limited to, any claims for damages, indemnification, equitable relief, interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses or liability whatsoever), whether based on federal, state, local, statutory or common law or any other law, rule or regulation, whether fixed or contingent, accrued or un-accrued, liquidated or un-liquidated, at law or in equity, matured or un-matured, whether class or individual in nature, including both known claims and unknown claims that (x)(i) have been, or in the future could be asserted in the Litigation by Releasors or any of them against any of the Released Parties from the beginning of time to the Effective Date, or (ii) could have been asserted in any forum by Releasors or any of them against any of the Released Parties, and (y) arise out of, are based upon, or relate in any way to the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in the Third Complaint and/or the ACTS Action’s Amended Complaint and relate to the purchase of shares of CMS common stock and/or 8.75% ACTS during the Class Period (the “Released Claims”). For purposes of this Memorandum, “Released Claims” excludes claims, if any, against the Released Parties arising under the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001, et seq. (“ERISA”) that are and have been released pursuant to the Class Action Settlement Agreement approved by the District Court in In re CMS Energy ERISA Litigation, Case No. 02-72834. The Defendants will release Lead Plaintiffs, the Class Representatives, members of the Settlement Class and their counsel from any claims relating to the institution, prosecution or settlement of the Litigation.

7. All applications to the District Court with respect to any aspect of this Settlement, except as described herein, will be presented for determination to the Court.

8. Immediately upon execution of this Memorandum, the parties will use their reasonable best efforts to have the ACTS Action designated as a related action to the Action.

9. Following execution of this Memorandum, the parties and their counsel will use their reasonable best efforts to make final and to execute an appropriate Stipulation and such other documentation as may be required or appropriate in order to obtain approval by the District Court of the Settlement of the Litigation upon the terms set forth in this Memorandum.

10. Promptly upon execution of the Stipulation, Lead Plaintiffs will apply to the District Court for preliminary approval of the Settlement and for the scheduling of a hearing for consideration of final approval of the Settlement and Lead Counsel’s application for an award of attorneys’ fees and expenses. The parties will use their reasonable best efforts to obtain final District Court approval of the Settlement. The Stipulation will provide (among other terms) that: (a) the District Court will order preliminary approval of the Stipulation and Settlement and direct that notice of the Settlement be provided to the Settlement Class; (b) the $1,500,000 advance described in Paragraph 1 above will be provided; (c) the Defendants have denied and continue to deny that they have engaged in any conduct or committed any act or omission giving rise to any liability and/or violation of law, and state that they are entering into this Settlement to eliminate the burden and expense of further litigation; (d) neither the Settlement nor any of its terms will constitute an admission or finding of wrongful conduct, acts or omission; (e) upon final approval, the District Court will enter an Order and Final Judgment in favor of the Defendants dismissing with prejudice the Litigation and barring class members from asserting the Released Claims against the Released Parties; (f) the remaining amount of the Settlement Amount (One Hundred Ninety-Eight Million Five Hundred Thousands Dollars ($198,500,000) plus an amount equal to interest on that amount calculated in accordance with Paragraph 1(ii) above), shall be paid within five (5) business days of the entry by the District Court of the Order and Final Judgment; (g) the allocation of the net proceeds of the Settlement will be subject to a plan of allocation to be proposed by Lead Counsel and approved by the District Court; (h) the Defendants will take no position with respect to such proposed plan of allocation or such plan as may be approved by the District Court; (i) such plan of allocation is a matter separate and apart from the proposed Settlement between the parties, and any decision by the District Court concerning the plan of allocation will not affect the validity or finality of the proposed Settlement; and (j) Lead Plaintiffs may apply for and receive an award of attorneys’ fees and reimbursement of reasonable litigation expenses from the Settlement Fund Cash Account, but District Court approval of the Settlement shall in no way be conditioned upon approval of such an award.

11. Plaintiffs’ Lead Counsel intend to request no more than 22.5% of the Settlement Amount (plus interest thereon) for attorneys’ fees, plus expenses. Plaintiffs’ Lead Counsel’s approved fees and expenses will be payable from the Settlement Fund Cash Account immediately upon entry by the District Court of an Order approving attorneys’ fees and reimbursement of expenses, subject to the obligation of such counsel to refund the amount received plus interest earned if the fee or expense award is reduced or reversed, if the award order does not become final or if the Effective Date does not occur. If Lead Counsel seek to receive attorneys’ fees and expenses following an award by the District Court but prior to the Effective Date, CMS’s counsel may request the provision of a reasonable and adequate security for repayment including but not limited to the posting of a letter of credit.

12. Any and all costs associated with the Settlement, including but not limited to, any administrative costs and the cost of providing notice to the Settlement Class, shall be reimbursed from the Settlement Fund Cash Account (and if such costs exceed $1,500,000, they shall be subject to District Court approval), but Defendants shall have no liability or responsibility for, or involvement with, any such costs.

13. Notwithstanding anything else in this Memorandum, CMS may in its discretion but is not required to unilaterally withdraw from and terminate this Settlement if the threshold for requests for exclusion from the Settlement Class has been reached as defined in a Supplemental Agreement. The Supplemental Agreement shall not be filed with the District Court unless a dispute arises about its terms or the District Court so orders.

14. Judgment shall be entered in appropriate form dismissing the Litigation with prejudice as against Defendants and barring any member of the Settlement Class from asserting any Released Claims against the Released Parties.

15. The Defendants deny the claims in the Action and the ACTS Action.

16. Whether or not this Memorandum becomes final, the parties expressly agree that this Memorandum, the Stipulation, and their respective contents, and any and all statements, negotiations, documents and discussions associated with them and the Settlement shall not be deemed or construed to be an admission or evidence of any violation by any Released Party or any statute or law or of any liability or wrongdoing or of the truth of any of the claims or allegations against any of the Defendants contained in the Third Complaint and the ACTS Action’s Amended Complaint or any other pleading in the Litigation, and evidence thereof shall not be discoverable, admissible or used, directly or indirectly, in any way against any of either Releasors or the Released Parties, whether in the Litigation or in any other action or proceeding. If the Settlement outlined in this Memorandum and the Stipulation is not approved by the Court or is terminated, the Settlement will be without prejudice, and none of its terms will be effective or enforceable, except to the extent costs of notice and administration have been incurred or expended pursuant to Paragraph 1 above and with respect to the credit described in Paragraph 4 above; the Parties will revert to their litigation positions immediately prior to the execution of this Memorandum, including their positions concerning class certification.

17. In the event of any merger, reorganization, or sale of CMS, CMS shall be responsible to assure that the acquiring or successive entity assumes CMS’s obligations under this Memorandum.

18. This Memorandum may be executed in counterparts, including by signature transmitted by facsimile. Each counterpart when so executed will be deemed to be an original, and all such counterparts together will constitute the same instrument. The undersigned signatories represent that they have authority from their clients to execute this Memorandum. The terms of this Memorandum and Settlement will inure to and be binding upon the parties and their successors in interest.

19. The District Court will retain jurisdiction over this Memorandum, the Stipulation, and the Settlement contemplated therein for all purposes, including the enforcement of their terms by any party thereto and any disputes arising from or relating to this Memorandum, any Stipulation, or the Settlement.

Dated: December 28, 2006

ENTWISTLE & CAPPUCCI LLP	MILBERG WEISS BERSHAD & SCHULMAN LLP
By: /s/ Vincent R. Cappucci Vincent R. Cappucci 280 Park Avenue, 26th Floor West New York, NY 10017 Lead Counsel and Attorneys for Lead Plaintiff Andover Brokerage, LLC	By: /s/ Robert A. Wallner Robert A. Wallner One Pennsylvania Plaza New York, NY 10119-0165 Lead Counsel and Attorneys for Lead Plaintiff Herbert Steiger

MCDERMOTT WILL & EMERY LLP
By: /s/ Eric Landau
Eric Landau
18191 Von Karman Avenue, Suite 500
Irving, CA 92612
Attorneys for Defendants CMS Energy
Corporation, Kenneth L. Way, Earl D.
Holton, Kathleen R. Flaherty, Kenneth
Whipple, John M. Deutch, James J.
Duderstadt, Percy A. Pierre, and John
B. Yasinsky
WILLIAMS & CONNOLLY, LLP By: /s/ Ryan T. Scarborough Ryan T. Scarborough 725 Twelfth Street, NW Washington, DC 2005-5901 Attorneys for Defendant William T. McCormick, Jr.

SULLIVAN & CROMWELL LLP By: /s/ Daryl A. Libow Daryl A. Libow 1701 Pennsylvania Avenue, NW, Suite 800 Washington, DC 20006-5805 Attorneys for Defendant W. U. Parfet	DECHERT LLP By: /s/ Shari Steinberg Shari Steinberg 30 Rockefeller Plaza New York, NY 10112-2200 Attorneys for Defendant David W. Joos

CLEARY GOTTLIEB STEEN & HAMILTON LLP By: /s/ Lewis J. Liman Lewis J. Liman One Liberty Plaza New York, NY 10006 Attorneys for Defendant Alan M. Wright	CADWALADER, WICKERSHAM & TAFT LLP By: /s/ James K. Robinson James K. Robinson 1201 F. Street, NW, Suite 1100 Washington, DC 20004 Attorneys for Defendant Preston D. Hopper

1 Milberg Weiss Bershad Hynes & Lerach LLP changed its name to Milberg Weiss Bershad & Schulman LLP.

2 Mantese, Miller, and Shea PLLC changed its name and is now The Miller Law Firm, P.C.

3 CMS, William T. McCormick, Jr., David W. Joos, Alan M. Wright, Kenneth L. Way, Earl D. Holton, Kathleen R. Flaherty, Kenneth Whipple, John M. Deutch, James J. Duderstadt, W. U. Parfet, Percy A. Pierre, John B. Yasinsky, and Preston D. Hopper are collectively referred to here in as the “Defendants”.